UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):       July 26, 2007
Graham Corporation

(Exact name of Registrant as specified in its charter)

Delaware	1-8462	16-1194720

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 Florence Avenue, Batavia, New York	14020

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:       (585) 343-2216
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On July 30, 2007, Graham Corporation (the “Company”) announced that Alan E. Smith has become its Vice President of Operations. In such capacity, Mr. Smith is responsible for the development, control and oversight of the Company’s manufacturing processes.
     Mr. Smith, age 40 served since April 2007 as the Director of Operations of Lydall, Inc., a manufacturer of specialty engineered products. From February 2005 to April 2007, Mr. Smith served as Lydall’s Director of Engineering. Previously, and from 1990 to 2005, Mr. Smith was employed by the Company. During his previous tenure with the Company, Mr. Smith served as a Project Engineer/Stress Analyst (1990 to 1995), Project Supervisor (1995 to 1999) and as Manager of Engineering (1999 to 2005).
     On July 26, 2007, the Compensation Committee approved an annual base salary of $152,500 for Mr. Smith. On the same day, the Compensation Committee also approved the grant of 2,000 stock options to Mr. Smith. Such stock option award was made under the 2000 Graham Corporation Incentive Plan to Increase Shareholder Value and has an exercise price of $27.10 per share (that being that closing price of the Company’s Common Stock on the American Stock Exchange on such date), vests 25% per year over four years and expires ten years from the date of grant.
     Mr. Smith is also eligible to participate in the Company’s bonus plans and arrangements as may be in effect from time to time and is eligible to participate in the Company’s Annual Stock-Based Incentive Award Plan for Senior Executives (the “Incentive Plan”). The Company’s bonus plans and arrangements, including the Incentive Plan, are more fully described under the sections of the Company’s 2007 proxy statement dated June 14, 2007 entitled “Compensation of Named Executive Officers and Directors — Annual Incentive Cash Compensation,” and
“— Long Term Equity Incentive Compensation”, which descriptions are incorporated herein by reference. Mr. Smith will also be eligible to receive the benefits described in the sections of the 2007 proxy statement entitled “Compensation of Named Executive Officers and Directors — Perquisites and Other Personal Benefits” and “ — Retirement Benefits,” which descriptions are incorporated herein by reference. In addition, Mr. Smith will be reimbursed for expenses he incurs in connection with his relocation to Western New York.
     On July 26, 2007, the Compensation Committee also approved an Employment Agreement between the Company and Mr. Smith. In addition to the benefits described above, such Employment Agreement will also provide Mr. Smith with one years’ severance in the event that he is terminated without cause, as cause is defined in the Employment Agreement. Such Employment Agreement will also contain covenants which restrict Mr. Smith’s ability to use Company confidential information, interfere with the Company’s business relationships or compete with the Company following his termination, as well as other terms and provisions customary to such agreements.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Graham Corporation
Date: July 30, 2007	By:	/s/ J. Ronald Hansen
J. Ronald Hansen
Vice President -- Finance & Administration and Chief Financial Officer